Exhibit 99.1

Oclaro Announces Second Quarter Fiscal Year 2014 Financial Results

SAN JOSE, Calif., – February 4, 2014 – Oclaro, Inc. (NASDAQ: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its second quarter of fiscal year 2014, which ended December 28, 2013.

“The results for our fiscal second quarter demonstrate solid progress in our turnaround plan as revenue, gross margin and Adjusted EBITDA were better than expected,” said Greg Dougherty, CEO, Oclaro. “Also, we enter 2014 with a much stronger balance sheet and are virtually debt free having retired our convertible notes in December. I would like to thank the Oclaro team for their tremendous effort in 2013 and their dedication to making Oclaro stronger in the future.”

Results for the Second Quarter of Fiscal 2014

Except where expressly noted, all reported results and third quarter fiscal 2014 guidance excludes the results from Oclaro’s Zurich business, and its Amplifier and Micro-Optics business, which were sold on September 12, 2013 and November 1, 2013 respectively, and are reclassified to discontinued operations in the financial tables.

•	Revenues were $102.9 million for the second quarter of fiscal 2014, compared with revenues of $96.6 million in the first quarter of fiscal 2014.

•	GAAP gross margin was 16% for the second quarter of fiscal 2014, compared with a GAAP gross margin of 12% in the first quarter of fiscal 2014.

•	Non-GAAP gross margin was 17% for the second quarter of fiscal 2014, compared with a non-GAAP gross margin of 13% in the first quarter of fiscal 2014.

•	GAAP operating loss was $25.3 million for the second quarter of fiscal 2014. This compares with a GAAP operating loss of $31.6 million for the first quarter of fiscal 2014.

•	Non-GAAP operating loss was $16.8 million for the second quarter of fiscal 2014, compared with a non-GAAP operating loss of $26.6 million in the first quarter of fiscal 2014.

•	GAAP net income for the second quarter of fiscal 2014 was $31.5 million, and includes approximately $69.5 million related to the discontinued operations. This compares with GAAP net income of $33.3 million in the first quarter of fiscal 2014, which included approximately $63.4 million related to the discontinued operations.

•	Non-GAAP net loss for the second quarter of fiscal 2014 was $27.0 million. This compares with a non-GAAP net loss of $27.4 million in the first quarter of fiscal 2014.

•	Adjusted EBITDA was negative $10.7 million for the second quarter of fiscal 2014, compared with negative $19.6 million in the first quarter of fiscal 2014.

•	Cash, cash equivalents, restricted cash, and short-term investments were $144.0 million at December 28, 2013.

Third Quarter Fiscal Year 2014 Outlook

The guidance for the third quarter of fiscal 2014, which ends March 29, 2014, is:

•	Revenues in the range of $93 million to $103 million.

•	Non-GAAP gross margin in the range of 13% to 17%.

•	Adjusted EBITDA in the range of negative $13 million to negative $9 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, any additional flood-related expenses, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call

Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal year 2014 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 629-9760. A replay of the conference call will be available through February 11, 2014. To access the replay, dial (858) 384-5517. The passcode for the replay is 4664463. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro

Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro’s solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit http://www.oclaro.com.

Copyright 2014. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement

This press release, in association with Oclaro’s second quarter fiscal year 2014 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending March 29, 2014 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) Oclaro’s restructuring plans and the status of those efforts, (iii) simplifying Oclaro’s operating footprint, and (iv) Oclaro’s market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the effect of receiving a “going concern” statement in our auditors report on our 2013 consolidated financial statements, (ii) the future performance of Oclaro and its ability to effectively restructure its operations and business following the sale of its Zurich and Amplifier businesses in accordance with its business plan, (iii) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (iv) the potential inability to realize the expected benefits of asset dispositions, (v) the sale of businesses which may or may not arise in connection with executing our restructuring plans, (vi) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (vii) our ability to meet or exceed our gross margin expectations, (viii) the effects of fluctuating product mix on our results, (ix) our ability to timely develop and commercialize new products, (x) our ability to reduce costs and operating expenses, (xi) our ability to respond to evolving technologies and customer requirements and demands, (xii) our dependence on a limited number of customers for a significant percentage of our revenues, (xiii) our ability to maintain strong relationships with certain customers, (xiv) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xv) our ability to timely capitalize on any increase in market demand, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) competition and pricing pressure, (xviii) the risks associated with our international operations, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against the company, (xxi) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on terms acceptable to it or at all, and (xxii) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures

Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), gain on bargain purchase, non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is calculated as operating income/loss excluding the impact of depreciation and amortization, restructuring, acquisition and related costs, non-cash compensation related to stock and options, gain on bargain purchase, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
Revenues	$102,914	$96,648	$112,071
Cost of revenues	86,001	85,430	99,796

Gross profit	16,913	11,218	12,275
Operating expenses:
Research and development	16,424	18,087	20,714
Selling, general and administrative	18,557	20,950	19,927
Amortization of intangible assets	417	424	1,372
Restructuring, acquisition and related costs	6,721	2,877	(24,257)
Flood-related (income) expense	(140)	—	641
Loss on sale of property and equipment	205	452	231

Total operating expenses	42,184	42,790	18,628

Operating loss	(25,271)	(31,572)	(6,353)
Other income (expense):
Interest income (expense), net	(8,532)	(553)	(649)
Gain (loss) on foreign currency translation	(2,848)	1,777	(4,032)
Other income (expense)	28	521	—

Total other income (expense)	(11,352)	1,745	(4,681)

Loss before income taxes	(36,623)	(29,827)	(11,034)
Income tax provision	1,424	302	1,234

Loss from continuing operations	(38,047)	(30,129)	(12,268)
Income from discontinued operations, net of tax	69,538	63,407	2,013

Net income (loss)	$31,491	$33,278	$(10,255)

Net income (loss) per share—basic:
Loss from continuing operations	$(0.41)	$(0.33)	$(0.14)
Income from discontinued operations	0.75	0.70	0.02

	$0.34	$0.37	$(0.11)
Net income (loss) per share—diluted:
Loss from continuing operations	$(0.41)	$(0.33)	$(0.14)
Income from discontinued operations	0.75	0.70	0.02

	$0.34	$0.37	$(0.11)
Shares used in computing net loss per share:
Basic	93,204	90,966	89,827
Diluted	93,204	90,966	89,827

OCLARO, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

CONTINUING OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$16,913	$11,218	$12,275
Opnext FMV inventory adjustment	—	—	819
Outsource transition costs	419	749	1,357
Stock-based compensation in cost of revenues	250	252	455

Non-GAAP gross profit	$17,582	$12,219	$14,906

GAAP gross margin rate	16.4%	11.6%	11.0%
Non-GAAP gross margin rate	17.1%	12.6%	13.3%
Reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA:
GAAP operating loss	$(25,271)	$(31,572)	$(6,353)
Stock-based compensation	846	963	1,809
Amortization of intangible assets	417	424	1,372
Restructuring, acquisition and related costs	6,721	2,877	(24,257)
Flood-related (income) expense, net	(140)	—	641
Opnext FMV inventory adjustment	—	—	819
Outsource transition costs	419	749	1,357
Loss on sales of property and equipment	205	452	231

Non-GAAP operating loss	$(16,803)	$(26,559)	$(24,381)

Depreciation expense	6,089	6,974	7,515

Adjusted EBITDA	$(10,714)	$(19,585)	$(16,866)

Reconciliation of GAAP loss from continuing operations to non-GAAP loss from continuing operations:
GAAP loss from continuing operations	$(38,047)	$(30,129)	$(12,268)
Stock-based compensation	846	963	1,809
Amortization of intangible assets	417	424	1,372
Restructuring, acquisition and related costs	6,721	2,877	(24,257)
Flood-related expense	(140)	—	641
Opnext FMV inventory adjustment	—	—	819
Other (income) expense items, net	(28)	(521)	—
Outsource transition costs	419	749	1,357
(Gain) loss on foreign currency translation	2,848	(1,777)	4,032

Non-GAAP loss from continuing operations	$(26,964)	$(27,414)	$(26,495)

Non-GAAP loss per share—continuing operations:
Basic	$(0.29)	$(0.30)	$(0.29)
Diluted	$(0.29)	$(0.30)	$(0.29)
Shares used in computing Non-GAAP loss per share—continuing operations:
Basic	93,204	90,966	89,827
Diluted	93,204	90,966	89,827
Stock-based compensation for the above included the following:
Cost of revenues	$250	$252	$455
Research and development	206	246	469
Selling, general and administrative	390	465	885

Total	$846	$963	$1,809

OCLARO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 28, 2013	June 29, 2013
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$141,720	$84,835
Restricted cash	2,285	2,719
Accounts receivable, net	77,740	100,774
Inventories	89,511	86,029
Prepaid expenses and other current assets	57,537	33,498
Assets of discontinued operations held for sale	—	55,333

Total current assets	368,793	363,188

Property and equipment, net	57,110	72,028
Other intangible assets, net	9,167	10,233
Other non-current assets	13,076	4,445

Total assets	$448,146	$449,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104,517	$94,157
Accrued expenses and other liabilities	54,594	52,010
Capital lease obligations, current	5,559	8,281
Note payable	—	24,647
Credit line payable	—	39,964
Liabilities of discontinued operations held for sale	—	17,470

Total current liabilities	164,670	236,529

Deferred gain on sale-leaseback	10,841	10,477
Convertible notes payable	—	22,990
Capital lease obligations, non-current	6,121	9,914
Other long-term liabilities	16,879	15,852

Total liabilities	198,511	295,762

Stockholders’ equity:
Common stock	1,065	928
Additional paid-in capital	1,453,999	1,429,155
Accumulated other comprehensive income	45,121	39,368
Accumulated deficit	(1,250,550)	(1,315,319)
Total stockholders’ equity	249,635	154,132

Total liabilities and stockholders’ equity	$448,146	$449,894